                                                                     EXHIBIT 4.4




                      NON-QUALIFIED STOCK OPTION AGREEMENT

         THIS AGREEMENT, made as of this 3rd day of January 1996, by and between CPI Aerostructures, Inc., a New York corporation having its principal executive offices at 1900 Ocean Avenue, Ronkonkoma, New York 11779 (the "Grantor"), and Stanley Wunderlich with an address at 8 The Hemlocks, Roslyn Estates, NY 11576 (the "Optionee").

                              W I T N E S S E T H :

         WHEREAS, the Optionee is presently a director of the Grantor; and

         WHEREAS, the Grantor is desirous of increasing the incentive of the Optionee to exert his utmost efforts in improving the business of the Grantor.

         NOW, THEREFORE, in consideration of the Optionee's continuous service to the Grantor, and for other good and valuable consideration, the Grantor hereby grants the Optionee an option to purchase Common Shares, $.001 par value per share ("Common Shares"), of the Grantor on the following terms and conditions:

1.       Option.

         Pursuant to its 1995 Employee Stock Option Plan (the "Plan"), the Grantor hereby grants to the Optionee the option to purchase an aggregate of Thirty Thousand (30,000) fully paid and non-assessable Common Shares of the Grantor (the "Shares") exercisable on the date hereof.

2.       Purchase Price.

         The purchase price shall be $1.063 per Share. The Grantor shall pay all original issue or transfer taxes on the exercise of this option and all other fees and expenses necessarily incurred by the Grantor in connection therewith.

3.       Exercise of Option.

         (a) The Optionee shall notify the Grantor by registered or certified mail, return receipt requested, addressed to its principal office as to the number of Shares which Optionee desires to purchase under the option herein granted, which notice shall be accompanied by payment (by cash, certified check or as described in the Plan) of the option price therefor as specified in Paragraph 2 above. As soon as practicable thereafter, the Grantor shall cause to be delivered to the Optionee certificates issued in the Optionee's name evidencing the Shares purchased by the Optionee.

         (b) The option granted hereunder may be exercised by the Optionee, in full or in part, until January 1, 2001 as outlined in paragraph 1 above.

4.       Option Conditioned on Continued Board Membership.

         (a) If the membership of the Optionee on the Board shall be terminated voluntarily by the Optionee or for cause, the option granted to the Optionee hereunder shall immediately expire. If such membership shall terminate otherwise than by reason of death, voluntarily by the Optionee or for cause, such option may be exercised at any time within three (3) months after such termination, subject to the provisions of subparagraph (d) of this Paragraph 4.

         (b) If the Optionee dies (i) while serving on the Board of the Grantor or a subsidiary or parent corporation, or (ii) within three (3) months after the termination of Optionee's membership on the Board other than voluntarily by the Optionee or for cause, such option may be exercised by a legatee or legatees of such option under such individual's last will or by his personal representatives or distributees at any time within one year after his death, subject to the provisions of subparagraph (d) of this Paragraph 4.

         (c) If the Optionee becomes disabled within the definition of Section 104(d) of the Internal Revenue Code of 1986, as amended, while serving on the Board of the Grantor or a subsidiary or parent corporation, such option may, subject to the provisions of subparagraph (d) of this Paragraph 4, be exercised at any time within one year after Optionee's termination of employment due to the disability.

         (d) An option may not be exercised pursuant to this Paragraph 4 except to the extent that the Optionee was entitled to exercise the option at the time of termination of Board membership or death, and in any event may not be exercised after the original expiration date of the option.

5.       Divisibility and Non-Assignability of the Option.

         (a) The Optionee may exercise the option herein granted from time to time subject to the provisions of Section 3 above with respect to any whole number of Shares included therein, but in no event may an option be exercised as to less than one thousand (1,000) Shares at any one time, or the remaining Shares covered by the option if less than one thousand (1,000).

         (b) The Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the options herein granted or any interest therein, otherwise than by will or the laws of descent and distribution, and the option herein granted, or any of them, shall be exercisable during the Optionee's lifetime only by the Optionee.

6.       Stock as Investment.

         (a) By accepting this option, the Optionee agrees for himself, his heirs and legatees that any and all Shares purchased hereunder shall be acquired for investment purposes only and not for sale or distribution, and upon the issuance of any or all of the Shares issuable under the option granted hereunder, the Optionee, or his heirs or legatees receiving such Shares, shall deliver to the Grantor a representation in writing, that such Shares are being acquired in good faith for investment purposes only and not for sale or distribution. Grantor may place a "stop transfer" order with respect to such Shares with its transfer agent and place an appropriate restrictive legend on the stock certificate(s) evidencing such Shares.

         (b) Unless a registration statement is filed with the Securities and Exchange Commission covering the Shares issuable upon the exercise of the option, such Shares will be restricted securities. Sales of such restricted securities may be made only in compliance with an available exemption from such registration.

7.       Restriction on Issuance of Shares.

         The Grantor shall not be required to issue or deliver any certificate for Shares purchased upon the exercise of any option granted hereunder unless
(a) the issuance of such Shares has been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or counsel to the Grantor shall have given an opinion that such registration is not required;
(b) approval, to the extent required, shall have been obtained from any state regulatory body having jurisdiction thereof; and (c) permission for the listing of such Shares, if required, shall have been given by any national securities exchange on which the Common Shares of the Grantor are at the time of issuance listed.

8.       Adjustments Upon Changes in Capitalization.

         (a) In the event of changes in the outstanding Shares of the Grantor by reason of stock dividends, stock splits, recapitalizations, reorganizations or liquidations, the number and class of Shares as to which the option may be exercised shall be correspondingly increased to reflect an increase in the outstanding Common Shares or decreased to reflect a decrease in the outstanding Common Shares, and the exercise price shall be inversely adjusted by the Grantor so that the aggregate option price for all Shares covered after the change in outstanding Common Shares shall be the same as the aggregate option price for the Common Shares remaining subject to such option immediately prior to the change in the outstanding Common Shares. No adjustment shall be made with respect to stock dividends or splits which do not exceed 5% in any fiscal year, cash dividends or the issuance to shareholders of the Grantor of rights to subscribe for additional Common Shares or other securities.

         (b) Any adjustment in the number of Shares shall apply proportionately to only the unexercised portion of the option granted hereunder. If fractions of a Share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of Shares.

9.       Binding Effect.

Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, legal representatives and assigns.

10.      No Rights in Option Stock.

         Optionee shall have no rights as a shareholder in respect of Shares as to which the option granted hereunder shall not have been exercised and payment made as herein provided.

11.      Effect Upon Board Membership.

         This Agreement does not give the Optionee any right to continued membership on the Board.

12.      Agreement Subject to Plan.

         Notwithstanding anything contained herein to the contrary, this Agreement is subject to, and shall be construed in accordance with, the terms of the Plan, and in the event of any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.

13.      Miscellaneous.

         This Agreement shall be construed under the laws of the State of New York, without application to the principles of conflicts of law. Headings have been included herein for convenience of reference only, and shall not be deemed a part of this Agreement. References in this Agreement to the pronouns "him," "he" and "his" are not intended to convey the masculine gender alone and are employed in a generic sense and apply equally to the femine gender or to an entity.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                                         CPI AEROSTRUCTURES, INC.


                                         By: /s/ Arthur August
                                            --------------------------------
                                            Arthur August, President



                                         ACCEPTED AND AGREED TO:


                                         /s/ Stanley Wunderlich
                                         --------------------------------
                                         Stanley Wunderlich

                               EXERCISE OF OPTION

                                       TO

                                 PURCHASE SHARES

                            -----------------------


TO:               CPI Aerostructures, Inc.

  The undersigned hereby exercises the within Option for the purchase of ______ shares according to the terms and conditions thereof and herewith makes payment of the exercise price in full in accordance with the terms of the Company's 1995 Employee Stock Option Plan. The undersigned is purchasing such shares for investment purposes only and not with a view to the sale or distribution thereof. Kindly issue the certificate for such shares in accordance with the instructions given below.

                                              ------------------------------
                                                       Signature


                                        ---------------------------------------
                                        Social Security or Taxpayer I.D. Number

Instructions for
issuance of stock:


- ------------------------------------------------------------------
Name


- ------------------------------------------------------------------
Street                 City                State        Zip Code